UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 3, 2004

Commission File Number:  0-15360

BIOJECT MEDICAL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Somerville Road, Route 202 North, Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 470-2800

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

INDEX

Item	Description

Item 7.	Financial Statements and Exhibits

Item 12.	Results of Operations and Financial Condition

Signatures

Item 7.  Financial Statements and Exhibits

(c) Exhibits

This list is intended to constitute the exhibit index:

99.1   Press release dated March 3, 2004 regarding Bioject’s fourth quarter and full year ended December 31, 2003 revenue and earnings.

Item 12.  Results of Operations and Financial Condition

On March 3, 2004, Bioject announced a net loss of $2.3 million, or $0.22 per share, on revenue of $2.4 million for its fourth quarter of 2003 ended December 31, 2003.  In addition, Bioject announced a net loss of $9.3 million, or $0.87 per share, on revenue of $6.3 million for the full year ended December 31, 2003.

A copy of the March 3, 2004 press release is included as exhibit 99.1 hereto.  This exhibit is not filed, but is furnished pursuant to Item 12. (a) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2004	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ JAMES O’SHEA
James O’Shea
Chairman of the Board, Chief Executive Officer
and President (Principal Executive Officer)

/s/ JOHN GANDOLFO
John Gandolfo
Chief Financial Officer and Vice President of Finance
(Principal Financial and Accounting Officer)